UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2022

HILL INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33961	20-0953973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, 17th Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 309-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	HIL	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Certificate of Incorporation and Bylaws

At the 2022 Annual Meeting of Stockholders of Hill International, Inc. (the “Company”) held on July 6, 2022 (the “Annual Meeting”), the Company’s stockholders approved a proposal to amend the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to declassify the Company’s board of directors (the “Board of Directors”) and to provide for the annual election of all directors commencing with the 2023 Annual Meeting of Stockholders (the “Declassification Amendment”). The Declassification Amendment is described in further detail in the Company’s definitive proxy statement for the 2022 Annual Meeting filed on June 1, 2022 (the “Definitive Proxy Statement”). The Board of Directors previously approved the Declassification Amendment, subject to receipt of stockholder approval at the 2022 Annual Meeting.

The Declassification Amendment became effective upon the filing of a Certificate of Amendment (the “Certificate of Amendment”) to the Certificate of Incorporation with the Secretary of State of the State of Delaware on July 8, 2022. Following the filing of the Certificate of Amendment, on July 11, 2022, the Company filed a Restated Certificate of Incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware to integrate the Declassification Amendment and previous amendments to the Certificate of Incorporation into a single document.

As previously disclosed in the Definitive Proxy Statement, in connection with the approval of the Declassification Amendment, the Board of Directors approved conforming changes to the Company’s Amended and Restated Bylaws, which changes became effective upon the filing of the Declassification Amendment.

The foregoing descriptions are summaries only and are qualified in their entirety by reference to the full text of the Certificate of Amendment, Restated Certificate and Amended and Restated Bylaws, copies of which are filed as Exhibits 3.1, 3.2 and 3.3, respectively, to this Current Report on Form 8-K and incorporated into this Item 5.03 by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On July 6, 2022, the Company held its Annual Meeting. Set forth below are the proposals voted upon at the Annual Meeting and the final voting results.

As of the close of business on May 23, 2022, the record date for the Annual Meeting, 57,153,494 shares of the Company’s common stock, par value $0.0001 per share, were outstanding and entitled to vote. 47,815,188 shares of Common Stock were voted in person or by proxy at the Annual Meeting, representing 83.7% percent of the shares entitled to be voted. For Proposal 1, the votes cast “for” the Proposal must be at least a majority of the shares outstanding in order for the Proposal to pass. For Proposal 2, nominees receiving a majority of votes cast “for” their election will be elected as a director; the votes cast “for” a nominee must exceed the votes cast “withheld” for such nominee. For Proposals 3 and 4, the votes cast “for” such proposal must exceed the votes cast “against” such proposal in order for the proposal to pass.

Proposal 1 – Approval of Amendments to our Certificate of Incorporation to Declassify the Board of Directors. The Company’s stockholders approved the amendment of our Certificate of Incorporation to declassify the Board of Directors.

For	Against	Abstain	Broker Non-Votes
38,562,411	990,713	32,157	8,229,907

Proposal 2 - Election of Directors. The Company’s stockholders elected David Sgro, Grant G. McCullagh and Sue Steele to serve on the Board of Directors until the Company’s Annual Meeting of Stockholders in 2023, and until their successors have been duly elected and qualified.

Director	For	Withhold	Broker Non-Votes
David Sgro	37,521,039	2,064,242	8,229,907
Grant G. McCullagh	33,992,805	5,592,476	8,229,907
Sue Steele	34,227,524	5,537,757	8,229,907

Proposal 3 - Advisory Vote on Named Executive Officer Compensation. The Company’s stockholders approved, on an advisory basis, the compensation paid to named executive officers.

For	Against	Abstain	Broker Non-Votes
35,329,567	4,247,942	7,772	8,229,907

Proposal 4 - Ratification of the Appointment of Independent Registered Public Accounting Firm. The Company’s stockholders approved the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2022.

For	Against	Abstain	Broker Non-Votes
46,902,325	899,593	13,270	0

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Hill International, Inc.
3.2	Restated Certificate of Incorporation of Hill International, Inc.
3.3	Amended and Restated By-laws of Hill International, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL INTERNATIONAL, INC.

	By:	/s/ William H. Dengler, Jr.
	Name:	William H. Dengler, Jr.
Dated: July 12, 2022	Title:	Executive Vice President and Chief Administrative Officer